Exhibit 31.3
CERTIFICATIONS
I, David J. Schulte, certify that:

1.I have reviewed this Annual Report on Form 10-K, as amended by this Amendment No. 1 on Form 10-K/A, of CorEnergy Infrastructure Trust, Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2021	/s/ David J. Schulte
David J. Schulte
Chief Executive Officer (Principal Executive Officer)